TERMINATION AGREEMENT


		  This TERMINATION AGREEMENT (this Agreement) is made as of August 22, 1997 between Superior Energy Services, Inc., a Delaware corporation ("Superior"), and Richard J. Lazes.

				     WITNESSETH:

		  WHEREAS,   the   parties   hereto  have  entered  into  a
	  Shareholder Agreement (the "Shareholder Agreement"); and

		  WHEREAS,  Superior  and  Mr.  Lazes   mutually   wish  to
	  terminate as of the date hereof the force and effect of each provision of the Shareholder Agreement.

		  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

		  1. Termination. The force and effect of each provision of the Shareholder Agreement and all rights and obligations arising thereunder are hereby terminated and revoked in their entirety as of the date hereof and Superior and Mr. Lazes relinquish and waive any and all rights that may have accrued under the Shareholder Agreement.

		  2. Miscellaneous. This Termination Agreement constitutes the entire understanding and agreement among the parties with respect to the termination of the Shareholder Agreement. This Agreement shall be governed by the laws of the State of Louisiana, without the application of any conflicts of law principles.

		  IN WITNESS WHEREOF, this agreement has been executed by the parties hereto as of the date first above written.

					    SUPERIOR  ENERGY  SERVICES, INC.

					    By: /s/ Terence E. Hall
						    Terence E. Hall
						       President

						/s/ Richard J. Lazes
						    Richard J. Lazes